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                                                              EXHIBIT 99.B(5)(b)

                            SUNAMERICA EQUITY FUNDS

                             SUB-ADVISORY AGREEMENT


     This SUB-ADVISORY AGREEMENT is dated April 22, 1994, as revised February 21, 1996, by and between SunAmerica Asset Management Corp., a Delaware corporation (the "Adviser"), and AIG Global Investment Corp., a New Jersey corporation (the "Sub-Adviser").

                              W I T N E S S E T H:
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     WHEREAS, the Adviser and SunAmerica Equity Funds, a Massachusetts business trust (the "Trust"), have entered into an Investment Advisory and Management Agreement of even date herewith (the Advisory Agreement") pursuant to which the Adviser has agreed to provide investment management, advisory and administrative services to the Trust; and

     WHEREAS, the Trust is registered under the Investment Company Act of 1940, as amended (the "Act"), as an open-end management investment company and may issue shares of beneficial interest, par value $.01 per share, in separately designated series representing separate funds with their own investment objectives, policies and purposes (each, a "Fund" and collectively, the "Funds"); and

     WHEREAS, the Sub-Adviser is engaged in the business of rendering investment advisory services and is registered as an investment adviser under the Investment Advisers Act of 1940, as amended; and

     WHEREAS, the Adviser desires to retain the Sub-Adviser to furnish investment advisory services to the separate investment series of the Trust listed in Schedule A hereto (the "Funds"), and the Sub-Adviser is willing to furnish such services;

     NOW, THEREFORE, it is hereby agreed between the parties hereto as follows:

     1.  Duties of the Sub-Adviser.  The Adviser hereby engages the services of
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the Sub-Adviser in furtherance of the Advisory Agreement.  Pursuant to this Sub-
Advisory Agreement and subject to the oversight and review of the Adviser, the Sub-Adviser will manage the investment and reinvestment of a portion of the
assets of each Fund.   The Sub-Adviser will determine in its discretion, subject
to the oversight and review of the Adviser, the securities to be purchased or sold, will provide the Adviser with records concerning its activities which the Adviser or the Trust is required to maintain, and will render regular reports to the Adviser and to officers and the Board of Trustees (the "Trustees") of the Trust concerning its discharge of the foregoing responsibilities. The Sub-Adviser shall discharge the foregoing responsibilities subject to the control of the officers and the Trustees of the Trust and in compliance with such policies as the Trustees of the Trust may from time to time establish, and in compliance with (a) the objectives, policies, and limitations for the Funds set forth in the Funds' current prospectus and statement of additional information, and (b) applicable laws and regulations. The Sub-Adviser accepts such employment and agrees, at its own
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expense, to render the services and to provide the office space, furnishings, equipment and personnel required by it to perform the services on the terms and for the compensation provided in this Agreement.

     2.  Portfolio Transactions.  The Sub-Adviser is responsible for decisions
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to buy or sell securities and other investments for a portion of the assets of each Fund, broker-dealer and futures commission merchants' selection, and negotiation of brokerage commission and futures commission merchants' rates. As a general matter, in executing portfolio transactions, the Sub-Adviser may employ or deal with such broker-dealers or futures commission merchants as may, in the Sub-Adviser's best judgment, provide prompt and reliable execution of the transactions at favorable prices and reasonable commission rates. In selecting such broker-dealers or futures commission merchants, the Sub-Adviser shall consider all relevant factors, including price (including the applicable brokerage commission, dealer spread or futures commission merchant rate), the size of the order, the nature of the market for the security or other investment, the timing of the transaction, the reputation, experience and financial stability of the broker-dealer or futures commission merchant involved, the quality of the service, the difficulty of execution, and the execution capabilities and operational facilities of the firm involved, and, in the case of securities, the firm's risk in positioning a block of securities. Subject to such policies as the Trustees may determine and consistent with
Section 28(e) of the Securities Exchange Act of 1934, as amended (the "1934 Act"), the Sub-Adviser shall not be deemed to have acted unlawfully or to have breached any duty created by this Agreement or otherwise solely by reason of the Sub-Adviser's having caused a Fund to pay a member of an exchange, broker or dealer an amount of commission for effecting a securities transaction in excess of the amount of commission another member of an exchange, broker or dealer would have charged for effecting that transaction, if the Sub-Adviser determines in good faith that such amount of commission was reasonable in relation to the value of the brokerage and research services provided by such member of an exchange, broker or dealer viewed in terms of either that particular transaction or the Sub-Adviser's overall responsibilities with respect to such Fund and to the other clients as to which the Sub-Adviser exercises investment discretion. In accordance with Section 11(a) of the 1934 Act and Rule 11a2-2(T) thereunder, and subject to any other applicable laws and regulations including Section 17(e) of the Act and Rule 17e-1 thereunder, the Sub-Adviser may engage its affiliates, the Adviser and its affiliates or any other sub-adviser to the Trust and its respective affiliates, as broker-dealers or futures commission merchants to effect portfolio transactions in securities and other investments for a Fund. The Sub-Adviser will promptly communicate to the Adviser and to the officers and the Trustees of the Trust such information relating to portfolio transactions as they may reasonably request.

     3.  Compensation of the Sub-Adviser.  The Sub-Adviser shall not be entitled
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to receive any payment from the Trust and shall look solely and exclusively to the Adviser for payment of all fees for the services rendered, facilities furnished and expenses paid by it hereunder. As full compensation for the Sub-Adviser under this Agreement, the Adviser agrees to pay to the Sub-Adviser a fee at the annual rates set forth in Schedule A hereto with respect to the assets managed by the Sub-Adviser for each Fund listed thereon. Such fee shall be accrued daily and paid monthly as soon as practicable after the end of each month (i.e., the applicable annual fee rate divided by 365

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is applied to each prior days' net assets in order to calculate the daily accrual). For purposes of calculating the Sub-Adviser's fee, the average daily net asset value of a Fund shall mean the average daily net assets for which the Sub-Adviser actually provides advisory services, and shall be determined by taking an average of all determinations of such net asset value during the month. If the Sub-Adviser shall serve for less than the whole of any month the foregoing compensation shall be prorated.

     4.  Other Services.  At the request of the Trust or the Adviser, the Sub-
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Adviser in its discretion may make available to the Trust, office facilities, equipment, personnel and other services. Such office facilities, equipment, personnel and services shall be provided for or rendered by the Sub-Adviser and billed to the Trust or the Adviser at the Sub-Adviser's cost.

     5.  Reports.  The Trust, the Adviser, and the Sub-Adviser agree to furnish
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to each other, if applicable, current prospectuses and statements of additional information, proxy statements, reports to shareholders, copies of their financial statements, and such other information with regard to their affairs as each may reasonably request.

     6.  Status of the Sub-Adviser.  The services of the Sub-Adviser to the
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Adviser and the Trust are not to be deemed exclusive, and the Sub-Adviser shall be free to render similar services to others so long as its services to the Trust are not impaired thereby. The Sub-Adviser shall be deemed to be an independent contractor and shall, unless otherwise expressly provided or authorized, have no authority to act for or represent the Trust in any way or otherwise be deemed an agent of the Trust.

     7.  Certain Records.  Any records required to be maintained and preserved
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pursuant to the provisions of Rule 31a-1 and Rule 31a-2 promulgated under the
Act which are prepared or maintained by the Sub-Adviser on behalf of the Trust are the property of the Trust and will be surrendered promptly to the Trust or the Adviser on request.

     8.  Reference to the Sub-Adviser.  Neither the Trust nor the Adviser, or
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any affiliate or agent thereof, shall make reference to or use the name of the
Sub-Adviser or any of its affiliates in any advertising or promotional materials without the prior approval of the Sub-Adviser, which approval shall not be unreasonably withheld.

     9.  Liability of the Sub-Adviser.  In the absence of willful misfeasance,
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bad faith, gross negligence or reckless disregard of obligations or duties
("disabling conduct") hereunder on the part of the Sub-Adviser (and its officers, directors, agents, employees, controlling persons, shareholders and any other person or entity affiliated with the Sub-Adviser) the Sub-Adviser shall not be subject to liability to the Trust or to any shareholder of the Trust for any act or omission in the course of, or connected with, rendering services hereunder, including without limitation, any error of judgment or mistake of law or for any loss suffered by any of them in connection with the matters to which this Agreement relates, except to the extent specified in
Section 36(b) of the Act concerning loss resulting from a breach of fiduciary duty with respect to the receipt of compensation for services.

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Except for such disabling conduct, the Trust shall indemnify the Sub-Adviser
(and its officers, directors, partners, agents, employees, controlling persons, shareholders and any other person or entity affiliated with the Sub-Adviser) (collectively, the "Indemnified Parties") from any liability arising from the Sub-Adviser's conduct under this Agreement.

     Indemnification to the Sub-Adviser or any of its personnel or affiliates shall be made when (i) a final decision on the merits rendered, by a court or other body before whom the proceeding was brought, that the person to be indemnified was not liable by reason of disabling conduct or, (ii) in the absence of such a decision, a reasonable determination, based upon a review of the facts, that the person to be indemnified was not liable by reason of disabling conduct, by (a) the vote of a majority of a quorum of the Trustees who are neither "interested persons" of the Trust as defined in section 2(a)(19) of the Act nor parties to the proceeding ("disinterested, non-party Trustees") or
(b) an independent legal counsel in a written opinion. The Trust may, by vote of a majority of the disinterested, non-party Trustees advance attorneys' fees or other expenses incurred by an Indemnified Party in defending a proceeding upon the undertaking by or on behalf of the Indemnified Party to repay the advance unless it is ultimately determined that he is entitled to indemnification. Such advance shall be subject to at least one of the following: (1) the person to be indemnified shall provide a security for his undertaking, (2) the Trust shall be insured against losses arising by reason of any lawful advances, or (3) a majority of a quorum of the disinterested, non-party Trustees or an independent legal counsel in a written opinion, shall determine, based on a review of readily available facts, that there is reason to believe that the person to be indemnified ultimately will be found entitled to indemnification.

     10.  Permissible Interests.  Trustees and agents of the Trust are or may be
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interested in  the Sub-Adviser (or any successor thereof) as directors, partners, officers, or shareholders, or otherwise; directors, partners, officers, agents, and shareholders of the Sub-Adviser are or may be interested in the Trust as trustees, or otherwise; and the Sub-Adviser (or any successor) is or may be interested in the Trust in some manner.

     11.  Term of Agreement.  This agreement shall continue in full force and
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effect for two years from the date hereof, and shall continue in full force and effect from year to year thereafter if such continuance is approved in the manner required by the Act and the Sub-Adviser has not notified the Adviser in writing at least 60 days prior to the anniversary date of the previous continuance that it does not desire such continuance. With respect to each Fund, this Agreement may be terminated at any time, without payment of penalty by the Fund, by vote of the Trustees, or by vote of a majority of the outstanding voting securities (as defined in the Act) of the Fund, voting separately from any other series of the Trust, or by the Trust, the Adviser or Sub-Adviser, on 60 days' written notice to the other party. The termination of this Agreement with respect to any Fund or the addition of any Fund to Schedule A hereto (in the manner required by the Act) shall not affect the continued effectiveness of this Agreement with respect to each other Fund subject hereto. This Agreement shall automatically terminate in the event of its assignment (as defined by the Act).

     This Agreement will also terminate in the event that the Advisory Agreement by and between the Trust and the Adviser dated of even date is terminated.

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     12.  Severability.  If any provision of this Agreement shall be held or
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made invalid by a court decision, statute, rule or otherwise, the remainder of this Agreement shall not be affected thereby.

     13.  Amendments.  This Agreement may be amended by mutual consent in
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writing, but the consent of the Trust must be obtained in conformity with the requirements of the Act.

     14.  Governing Law.  This Agreement shall be construed in accordance with
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the laws of the State of New York and the applicable provisions of the Act.  To the extent the applicable laws of the State of New York, or any of the provisions herein, conflict with the applicable provisions of the Act, the latter shall control.

     15.  Personal Liability.  The Declaration of Trust establishing the Trust,
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dated June 18, 1986, a copy of which, together with all amendments thereto (the
"Declaration"), is on file in the office of the Secretary of the Commonwealth of Massachusetts, provides that the name "SunAmerica Equity Funds" refers to the Trustees under the Declaration collectively as trustees, but not as individuals or personally, and no Trustee, shareholder, officer, employee or agent of the Trust shall be held to any personal liability, nor shall resort be had to their private property for satisfaction of any obligation or claim or otherwise in connection with the affairs of the Trust, but the "Trust Property" only shall be liable.

     16.  Separate Series.  Pursuant to the provisions of the Declaration, each
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Fund is a separate series of the Trust, and all debts, liabilities, obligations and expenses of a particular Fund shall be enforceable only against the assets of that Fund and not against the assets of any other Fund or of the Trust as a whole.

     17.  Notices.  All notices shall be in writing and deemed properly given
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when delivered or mailed by United States Certified or registered mail, return receipt requested, postage prepaid, addressed as follows:

     AIG Global Investment Corp.
     70 Pine Street
     New York, NY  10270
     Attn:  John H. Blevins

     SunAmerica Asset Management Corp.
     733 Third Avenue
     New York, NY  10017
     Attn:  Robert M. Zakem, Esq.

     IN WITNESS WHEREOF, the parties have executed this Agreement by their duly authorized officers as of the date first above written.

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                        SUNAMERICA ASSET MANAGEMENT CORP.



                        By:  /s/ Peter A. Harbeck
                             ----------------------------
                             Name: Peter A. Harbeck
                             Title: President




                         AIG GLOBAL INVESTMENT CORP.



                         By: /s/ Win J. Neuger
                             ----------------------------
                             Name: Win J. Neuger
                             Title: Chief Executive Officer

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                                   SCHEDULE A




                                                   FEE RATE
                                               (as a % of average
FUND                                        daily net asset value)
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SunAmerica Global Balanced Fund                 .50% on first $50 million
                                                .40% on next $100 million
                                                .30% on next $150 million
                                                .25% thereafter